CERTIFICATE OF AMENDMENT
                               OF
                   ARTICLES OF INCORPORATION
                               OF
                     PACA INVESTMENTS, INC.



     ANTHONY N. DeMINT, hereby certifies that:

     1.   He is the sole incorporator of PACA INVESTMENTS, INC., a Nevada

          Corporation.

     2.   The original Articles of Incorporation were filed in the Office of the

          Secretary of State on October 13, 1999.

     3.   As of the date of this certificate, no stock of the corporation has been issued.

     4.   He hereby adopts the following amendment to the Articles of

          Incorporation:

          Article I is amended to read as follows:

          Article I - Name:

          The exact name of this corporation is:

                      NAVITEC GROUP, INC.

DATED: November 9, 1999
                                   /s/ Anthony DeMint
                                   ________________________________
                                   ANTHONY N. DeMINT

STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK     )

     On November 9, 1999, personally appeared before me, a Notary Public, ANTHONY N. DeMINT, who acknowledged that he executed the above instrument.

                                   /s/ Debra Amigone
                                   _____________________________
                                   NOTARY PUBLIC